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FRONTIER INSURANCE GROUP, INC.  JUNE 30, FORM 10-Q                    EXHIBIT 11

                        Computation of Per Share Earnings
                 (in thousands, except per share dollar amounts)

                                                          Three Months                         Six  Months
                                                          Ended June 30,                     Ended June 30,
                                                       1998            1997                1998           1997
                                                    ---------       ---------            --------      -------
Basic earnings per share:
Net income                                            $17,465         $15,419             $35,208        $27,323
                                                      =======         =======             =======        =======
Weighted average shares of
   common stock outstanding (1)                        37,395          32,301              37,369         32,288
                                                      =======         =======             =======        =======

Net income per share of
   common stock outstanding (1)                       $  0.47         $  0.48             $  0.94        $  0.85
                                                      =======         =======             =======        =======

Diluted earnings per share:
Net income                                             19,270          17,242              38,759         30,889
                                                      =======         =======             =======        =======
Weighted average shares of
   common stock and common stock
   equivalents outstanding (1)
                                                       45,883          40,396              45,858         40,383
                                                      =======         =======             =======        =======
Net income per share of
   common stock and common stock
   equivalents outstanding (1)                        $  0.42         $  0.43             $  0.85        $  0.77
                                                      =======         =======             =======        =======


(1) Weighted average shares of common stock outstanding have been adjusted to give effect to the Company's common stock dividends and stock splits. Accordingly, net income per share of common stock has been adjusted.




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